                                                              EXHIBIT EX-99.P.24

                                 CODE OF ETHICS

                       TIMESSQUARE CAPITAL MANAGEMENT, LLC

                          (EFFECTIVE NOVEMBER 19, 2004)

I. Statement of General Principles

This Code of Ethics (the "Code") is based on the principle that the employees, officers and directors of TimesSquare Capital Management, LLC (the "Adviser") owe a fiduciary duty to all Clients to conduct their personal securities transactions and other activities in a manner which does not interfere with investment transactions or otherwise take unfair advantage of their relationship to Clients. All employees must adhere to this general principle as well as comply with federal securities laws and the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not automatically insulate from scrutiny transactions and activities that show a pattern of compromise or abuse of the individual's fiduciary duties to Clients. Accordingly, all employees, officers and directors must seek to avoid any actual or potential conflicts between their personal interests and the interest of our Clients. In sum, all employees, officers and directors shall place the interests of our Clients before our personal interests.

The purpose of the Code is to establish procedures consistent with Rule 204A-1 of the Investment Advisers Act of 1940, Rule 17j-1 of the Investment Company Act of 1940 (the "Act"), and the Securities Exchange Act of 1934. Accordingly, no Access Person shall --

            1. Employ any device, scheme or artifice to defraud;

            2. Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person; or

            4. Engage in any manipulative practice.

The Chief Compliance Officer of the Adviser is responsible for ensuring that employees of the Adviser understand the Code. The Chief Compliance Officer should encourage employees to discuss questions of business ethics or practices at any time they arise and to surface potential questions before any action is taken in order to prevent problems from developing. The Chief Compliance Officer shall review the adequacy of the Code and the effectiveness of its implementation at least annually.

II. General Definitions

A. "Access Person" means any director, officer, member, employee or "Advisory Person" of the Adviser.

B. "Advisory Person" means (1) any employee of the Adviser or of any company in a Control relationship to the Adviser, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a Control relationship, or deemed by the Chief Compliance Officer to be in a control relationship, to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a security.

C. "Affiliated Mutual Fund" means any registered open-end investment company advised or sub-advised by the Adviser or an affiliate of the Adviser.

D. "Beneficial Ownership" generally means that employees will be deemed to have ownership of Covered Securities in the accounts of their spouses, dependent relatives, members of the same household, trustee and custodial accounts or any other account in which they have a financial interest or over which they have investment discretion. Exhibit A defines Beneficial Ownership in greater detail.

E.    "Chief Compliance Officer" of the Adviser means Mark J. Aaron.

F. "Client" means any corporate, advisory, investment company (registered under the Act or otherwise) or other account managed by, or as to which investment advice is given by, the Adviser.

G. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

H. "Covered Securities" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, shares of closed-end mutual funds, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil and gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, non-bank certificate of deposit, or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security".

      "Covered Securities" do not include - direct obligations issued by the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper and high quality short-term debt instruments, including repurchase agreements; shares of a Control affiliate sponsored registered open-end money market fund; and shares of registered open-end investment company (mutual fund).

I. "Equivalent Covered Securities" means any security that has substantial economic relationship to another Covered Security. This would include, among other things, (1) a Covered Security that is convertible into another Covered Security, (2) with respect to an equity Covered Security, a Covered Security having the same issuer (including a private issue by the same issuer) and any derivative, option or warrant relating to that Covered Security and (3) with respect to a fixed-income Covered Security, a Covered Security having the same issuer, maturity, coupon and rating, any derivative, option or warrant relating to that Covered Security.

J. "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

K. "Investment Company" means a company registered as such under the Act or any series thereof for which the Adviser is an investment adviser.

L. "Material, Non-Public Information" means, generally, any information that is not generally available to the investing community that might reasonably be expected to affect the market value of Covered Securities or influence investor decisions to buy, sell or hold Covered Securities.

M. "Personal Covered Securities Transactions" means any personal purchase or sale of a Covered Security on behalf of an account(s) in which an Access Person has direct or Beneficial Ownership.

N. "Purchase or Sale" means any contract or agreement, including the writing of an option, to purchase or sell a Covered Security.

III. A. Applicability

The Code applies to all Access Persons, including part-time employees. Temporary personnel and consultants are subject to the same provisions of this policy as full-time employees.

B. Dissemination and Acknowledgment of the Code

The following procedures pertain to dissemination and acknowledgment of receipt of the Code.

      1. The Chief Compliance Officer shall oversee the dissemination and affirmation of the Code to all Access Persons.

      2. The Chief Compliance Officer shall ensure that each new full and part-time employee of the Adviser receives, upon employment, a copy of the Code and the Affirmation/Disclosure Statement. The employee shall execute and return the Affirmation/Disclosure Statement, attached hereto as Exhibit B, to the Chief Compliance Officer.

            Hiring managers shall be responsible for ensuring that temporary personnel and consultants receive a copy of the Code and execute the Affirmation/Disclosure Statement.

      3. Access Persons are required to certify at least annually using the Affirmation/Disclosure Statement that:

                  (i) they have read and understood the Code;

                  (ii) they recognize that they are subject to the Code;

                  (iii) they have complied with the requirements of the Code;

                  (iv) they have disclosed or reported all Personal Covered Securities Transactions required to be disclosed or reported pursuant to the requirements of the Code.

IV. Prohibited and Restricted Personal Covered Securities Transactions by Access Persons

A. Initial Public Offerings

No Access Person may acquire any Covered Securities in an initial public offering. However, there may be circumstances where investments may be permitted, provided they do not represent conflict of interest, or even the appearance of a conflict of interest. An example may be shares issued by mutual banks and insurance companies that specifically allocate shares to existing customers. In such cases, the Chief Compliance Officer shall be consulted.

B. Private Placements

An Access Person may not acquire any private placement security without express prior approval by the Chief Compliance Officer.

Access Persons who have been authorized to acquire a private placement security must disclose that investment to the Chief Compliance Officer when the Access Person plays a part in any subsequent consideration of an investment by a Client in the issuer of the private placement. In such circumstances, a decision to purchase securities of the issuer for a Client will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

C. Blackout Periods

Except as provided in Section F below, Access Persons are prohibited from executing a transaction in a Covered Security (1) on any day during which any Client has a pending "buy" or "sell" order in the same or an equivalent Covered Security, (2) within seven calendar days before or after a Client trades in the same or an equivalent Covered Security or (3) which is being considered for purchase or sale.

A "pending 'buy' or 'sell' order" exists when a decision to purchase or sell a Covered Security has been made. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

D. Short-Term Trading Profits

Except as provided in Section F below, Access Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Covered Security (including the securities of Affiliated Mutual Funds) within any 60 calendar day period. The 60-day period is determined on the last in, first-out basis. If trades are effected during the proscribed period, any profits realized on such trades may be required to be disgorged to a charity approved by the Chief Compliance Officer. Transactions resulting in breakeven or losses are not subject to the 60-day prohibition.

E. Preclearance

Except as provided in Section F below, Access Persons must preclear all personal Covered Securities transactions with the Chief Compliance Officer. A pre-clearance form is attached hereto as Exhibit C. In the alternative, the pre-clearance information required on Exhibit C may be submitted to the Chief Compliance Officer via email.

All precleared orders must be executed by the end of the calendar day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

The provisions of this Section prohibit all Access Persons from entering limit orders in their personal accounts unless their broker-dealer is further instructed that the order is only good until the end of that calendar day. The provisions of this Section prohibit all Access Persons from entering good-till-cancel orders in their personal accounts.

Access Persons are permitted to execute trades on-line. However, trades entered on-line after the close of business will not be executed until the following business day. Therefore, the employee must provide backup documentation to the Chief Compliance Officer evidencing the entry date of the transaction (which should coincide with the date of the pre-clearance).

F. Exempted Transactions

      1. The following transactions will be exempt from the provisions of Preclearance, Blackout Periods, and Short-Term Trading Profits above:

            a. Purchases or sales of Covered Securities effected in any personal account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.

            b. Purchases or sales of Covered Securities which are non-volitional on the part of the Access Person.

            c. Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (this exception does not apply to optional cash purchases or to the decision to begin or stop participating in a DRIP).

      2. The prohibitions of Section IV(C) (Blackout Periods) and IV(D) (Short-Term Trading Profits) will not apply to the following (but preclearances and reporting will still be required):

            a. "De minimis" Transactions - Any equity Covered Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if (i) the Access Person has no prior knowledge of activity in such security by a Client, (ii) the issuer is listed on a major securities exchange (including, but not limited to NYSE and AMEX) or the NASDAQ National Market and has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion (or a corresponding market capitalization in foreign markets), and
                  (iii) Adviser-managed portfolios in the aggregate own less than 1% of the outstanding equity shares of the issuer.

            b. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

            c. Purchases or sales of Covered Securities which receive the prior approval of the Chief Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on a Client or on its ability to purchase or sell Covered Securities of the same class or other Covered Securities of the same issuer.

      3. The prohibitions of Section IV(C) (Blackout Periods) and IV(D) (Short-Term Trading Profits) do not apply to the following. Preclearances are NOT required:

            a. Any transaction in index securities (e.g. NASDAQ 100 - QQQ), including options thereon, effected on a broad-based index. Individual securities included in an index are not covered by this exception.

V. Opening and Maintaining Broker-Dealer Accounts by Access Persons

Access Persons must disclose all broker-dealer accounts in which there is direct or Beneficial Ownership to the Chief Compliance Officer. When opening new accounts, the Chief Compliance Officer shall be notified prior to effecting any trades in the new account(s). A Certification of Brokerage Accounts is attached hereto as Exhibit F.

In addition, Access Persons must supply the Chief Compliance Officer with a written statement to be sent to the broker-dealer(s) authorizing the broker-dealer to send duplicate copies of transaction confirmations and periodic statements for all accounts directly to the Compliance Department. A Brokerage Confirmation Request Letter is attached hereto as Exhibit G.

Access Persons must notify the Chief Compliance Officer when broker-dealer account ownership changes occur and when accounts are closed.

VI. Reporting of Personal Covered Securities Transactions and Post-Trade Review

                  A. Access Persons are required to direct their broker-dealers to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all Personal Covered Securities Transactions (including securities transactions in Affiliated Mutual Funds) and copies of periodic statements for all accounts in which the Access Person has a direct or Beneficial Ownership interest. Compliance with this Code requirement will be deemed to satisfy the transaction reporting requirements imposed by applicable securities laws provided the duplicate confirmations are submitted within 30 days of the calendar quarter-end.

            Any transactions in Covered Securities (including securities in Affiliated Mutual Funds) not executed through a broker-dealer must be reported quarterly to the Chief Compliance Officer within 30 calendar days of the end of the quarter. A Personal Securities Transaction Report is attached hereto as Exhibit D.

            B. The Chief Compliance Officer or other compliance personnel designated by him will periodically review and monitor the personal investment activity of all Access Persons and all reports and/or brokerage confirmations and statements filed with the Adviser in accordance with the Code.

VII. Disclosure of Personal Holdings of Covered Securities Required for Access Persons

Within 10 calendar days of employment, and thereafter on an annual basis, all Access Persons must disclose all personal Covered Securities holdings (including securities holdings in Affiliated Mutual Funds) in which the Access Person has direct or Beneficial Ownership. The information provided must be current as of a date no more than 45 days before the individual becomes an access person or before the annual holdings report is submitted. Compliance with the annual disclosure requirement may be satisfied by periodic broker-dealers' statements sent directly to the Chief Compliance Officer. Covered Securities (including securities in Affiliated Mutual Funds) not included in broker-dealers' reports must be reported separately to the Chief Compliance Officer using the Security Holdings form attached hereto as Exhibit E.

VIII. Prohibitions Against Transactions Based on Material, Nonpublic Information

No Access Person will cause a purchase or sale of a Covered Security to be made for a Client or a personal account while in possession of material, nonpublic information with respect to the issuer of such Covered Security. You must be careful to avoid any impropriety, or even the appearance of an impropriety, in all investment transactions.

            A. Communications. At all times, Access Persons must be aware that any information which is considered or suspected to be material and/or nonpublic should not be disclosed to anyone who does not have a business need to know such information, and any recipient of such information must be made aware that the information is material and nonpublic.

            B. Files. Release of any materials which may contain material, nonpublic information (or conclusions or opinions based thereon) is only allowed on a need-to-know basis.

            C. Other Disclosures. Access Persons should also exercise diligence in other areas where the possibility exists that material, nonpublic information may be inadvertently disclosed to anyone who does not have a need to know. For example, documents should not be left in conference rooms, or on copy or fax machines. Care should be taken to properly file or discard documents.

            D. Restricted List. The Restricted List is maintained by the Chief Compliance Officer. This list includes issuers as to which material, nonpublic information has been received by Access Persons. It also identifies issuers as to which the release of such information violates contractual restrictions. In addition, it includes those issuers, the trading of whose securities is limited by other policy or legal considerations. The Restricted List is distributed to all traders, portfolio managers and analysts of public securities, persons responsible for private secondary market trading, and others as determined by the Chief Compliance Officer.

            If any individual believes that he or she is in possession of material, nonpublic information with respect to an issuer having publicly traded securities outstanding, he or she must IMMEDIATELY advise the Chief Compliance Officer of the fact so that the name can be added to the Restricted List. If the individual is uncertain as to the materiality of the information, he or she should immediately meet with the Chief Compliance Officer to review the information and make a determination if it is appropriate to add the issuer to the Restricted List. If there is any doubt, the issuer will be placed on the Restricted List while the issues are reviewed by a higher level of management. An issuer placed on the Restricted List because of material, nonpublic information will not be removed from such List until the information which resulted in the issuer being placed on such List is no longer material or is now public.

            No transaction will be made in a Covered Security for the account of a Client or any Access Persons receiving the Restricted List, the issuer of which is on the Restricted List, unless such transaction has been approved by the Compliance Department.

Additional requirements for personal trading in the securities of Affiliated Managers Group, Inc. (AMG) have been adopted by AMG for affiliates (including TimesSquare Capital Management, LLC) and their employees, officers and directors. These procedures can be found in the AMG Policy Regarding Special Trading Procedures (the "AMG Policy") which is attached hereto as Exhibit H and has been received and acknowledged (see Exhibit B) by all Access Persons. See the AMG Policy for an expanded discussion of the term "material, non-public information".

IX. Reporting of Violations

If a person who is subject to this Code becomes aware of a violation of the Code, the individual is required to report it to the Chief Compliance Officer promptly. It is the Firm's policy to investigate the potential violation promptly and confidentially. Retaliation against the individual who reports a violation is prohibited and constitutes a further violation of the Code.

X. Gifts

            A. Access Persons and household members thereof are prohibited from giving or receiving any gift, or any series of gifts within a calendar year, of more than $50 in value to or from any person or entity that does business with the Adviser or on behalf of a Client. Occasional business meals or entertainment (theatrical or sporting events, etc.) are not defined as "gifts" and are permitted so long as they are not excessive in number or cost and the host is present at the event.

            Gifts include prizes sponsored by or paid for by broker-dealers, investment bankers, correspondents, and other intermediaries, or investments of any amount, as well as any other property, service or thing of value (such as tickets, admission or entrance fees, meals, entertainment, transportation or lodging). Receipt or giving of gifts in the form of cash, checks, and gift certificates is prohibited.

            B. In general, the Adviser will be responsible for all business travel expenses incurred by its employees which are consistent with corporate travel policy. As a matter of policy, the Adviser does not allow sponsors of trips who are broker-dealers or issuers of Covered Securities, or other investable assets, to pay for travel or lodging expenses for our employees.

            Exceptions to this policy can be granted by the Chief Compliance Officer if the trip sponsor arranges for group travel or lodging which is not available through normal commercial channels for the convenience of the group (e.g. charter flights) or is a de minimis expense to the sponsor because of the nature of its business (e.g. airline or hotel companies). In both of these cases, it should be clear that the sponsor is paying for reasons of convenience rather than to curry favor.

      XI. Corporate Directorships and Other Business Relationships

      In order that even the appearance of impropriety be avoided, it is important that Adviser Access Persons not be involved in investment decisions which relate to other business enterprises of which they are "insiders." For purposes of this policy, a person is an "insider" of a business enterprise if he or she is one of its directors or officers, or otherwise has a confidential relationship with it, or has a beneficial ownership of 1% of its voting stock. A regulated investment company is not a business enterprise for this purpose.

      Adviser Access Persons should make written disclosure of any insider relationships to the Compliance Department. No new insider relationships should be accepted without the written approval of the Chief Compliance Officer. The continuation of any insider relationship is at the discretion of the Chief Compliance Officer and is to be terminated upon request.

      XII. Investigations

      The Chief Compliance Officer will make a determination from the reports of Covered Securities personal transactions, the annual Affirmation/Disclosure Statements, and from any other situations brought to his attention, or of which he is aware, whether a violation or possible violation, of this Code has occurred. The Chief Compliance Officer will thoroughly investigate each violation or possible violation. Such investigative procedures shall include notification to the Chief Executive Officer of the Adviser of the violation or possible violation, and discussion of the violation or possible violation with the employee to determine whether the procedures set forth in the Code were followed. Each investigation will be properly documented, including the name of the employee, the date of the investigation, identification of the violation or possible violation, and a summary of the disposition. The file kept on such investigation shall include all underlying records.

      The Chief Compliance Officer will report his findings in writing to the Chief Executive Officer of the Adviser. The decision as to whether a violation has occurred will be subject to review by the Chief Executive Officer.

      XIII. Sanctions for Personal Trading Violations

The Chief Executive Officer of the Adviser shall be responsible for determining whether it is appropriate to impose sanctions or take other actions against the employee. The Chief Executive Officer shall make such determination in light of all relevant facts and circumstances, including the nature and seriousness of the violation, the extent to which the violation reflects a willful disregard of the employee's responsibilities under the Code and the employee's past history of compliance or non-compliance with the Code. Such sanctions or other actions may include, but are not limited to, one or more of the following:

            -     Warning (verbal or written);

            -     Reprimand;

            -     Reassignment of duties;

            - Suspension of activities (e.g., your ability to trade for personal accounts);

            - Request the employee to sell the security in question and disgorge all profits to a charity;

            -     Require the trade to be broken (if not too late);

            - Monetary fine (e.g., including a reduction in salary or bonus);

            -     Suspension or termination of employment; or

            -     A combination of the foregoing.

XIV. Records

The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for examination by representatives of the Commission:

A. A copy of the Code and any other code of ethics which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

B. A record of any violation of the Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

C. A copy of each report made by, or brokerage confirmation and statement filed on behalf of, an Access Person pursuant to the Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place;

D. A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Code or who are or were responsible for reviewing the reports, shall be maintained in a easily accessible place;

E. Records evidencing prior approval of, and the rationale supporting, an acquisition by an Access Person of Covered Securities in an initial public offering or private placement shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the approval is granted;

F. A record of all written acknowledgements of receipt of the Code and amendments for all persons who are or within the past five (5) years were employees shall be preserved for five (5) years after the individual ceases to be an employee; and

G. A copy of all written annual reports provided by the Adviser in accordance with paragraph (c)(2)(ii) of Rule 17j-1 under the Act for a period of five
      (5) years following the end of the fiscal year in which they are made, the first two (2) years in an easily accessible place.

EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Covered Securities if you have or share a direct or indirect "Pecuniary Interest" in the Covered Securities.

You have a "Pecuniary Interest" in Covered Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Covered Securities.

The following are examples of an indirect Pecuniary Interest in Covered
Securities:

            1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Covered Securities will not provide you with any economic benefit.

            "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

            2. Your interest as a general partner in Covered Securities held by a general or limited partnership.

            3. Your interest as a manager-member in the Covered Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Covered Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Covered Securities held by a trust:

1. Your ownership of Covered Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2. Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

EXHIBIT B

                 INITIAL AND ANNUAL CODE OF ETHICS CERTIFICATION
                  To be completed by all TimesSquare employees

TO: Chief Compliance Officer

FROM: __________________________

DATE: ___________________________

SUBJECT: Initial and Annual Code of Ethics Acknowledgment Form - TimesSquare Code of Ethics

I acknowledge that I have received, read and understood the TimesSquare Capital Management, LLC ("TimesSquare") Code of Ethics. I recognize that I am subject to the Code and I hereby assure that I will comply with the requirements of the Code. I recognize the responsibilities and obligations, including but not limited to preclearance, quarterly transaction reports, initial and annual listing of holdings, and compliance with federal securities laws, incurred by me as a result of my being subject to this Code. If initial certification: I hereby agree to abide by the attached Code. If annual recertification: I hereby acknowledge that during the past year I have abided by the attached Code and reported all transactions required to be reported under the Code. If otherwise, I have provided a description of my violations and the reason for the same immediately below.

   _____________________________                           _____________________
    SIGNATURE AND PRINTED NAME                                     DATE

                    POLICY OF AFFILIATED MANAGERS GROUP, INC.
                      REGARDING SPECIAL TRADING PROCEDURES
                                 ACKNOWLEDGMENT
                  To be completed by all TimesSquare employees

I acknowledge that I have received, read and understood the Policy Regarding Special Trading Procedures (the "Policy") and the Statement of Company Policy on Insider Trading (the "Statement") of Affiliated Managers Group, Inc., attached to the Code as Exhibit H. I understand that, as an officer or employee of TimesSquare, my failure to comply in all respects with the Policy and the Statement, including the Special Trading Procedures set forth in the Policy, is a basis for termination of my employment from TimesSquare. I further acknowledge and agree that the Policy and the Statement are in addition to, and operate in conjunction with, any other policies of TimesSquare regarding trading.

______________________________________        __________________________________
Name:                                         Date:

EXHIBIT C

                                  PRECLEARANCE

                    PERSONAL COVERED SECURITIES TRANSACTIONS

Name: _______________________________________

Date: _______________________________________

Time: _______________________________________

Name of Security: ___________________________

- If the request is to purchase (sell), has this security been sold or (purchased) by this individual within the past 60 calendar days? Yes, no, de minimis, or explain exception.

- Does any Client portfolio have a pending "buy" or "sell" order in the same or equivalent Covered Security? Yes, no, de minimis, or explain exception.

- If the request is made by Investment Personnel, has a portfolio purchased or sold this security within the past seven calendar days or is a transaction currently anticipated within the next seven calendar days? Yes, no, de minimis, not applicable as, relative to the securities to be purchased/sold, this person is not defined as "Investment Personnel", or explain exception.

- Is this an IPO? Yes, no, or explain exception.

- Is this a private placement? Yes, no, or explain exception.

This approval is good for ________________________ only.
                                 (date)

Preclearance granted by: _____________________________

EXHIBIT D

                   PERSONAL REPORT OF SECURITIES TRANSACTIONS

Name/Routing:_________________________________

For the Quarter Ending ________________, 200_

The following is a record of all transaction(s) for a Personal Account in Securities in which I or a Family Member had, or by reason of which I or a Family Member acquired or disposed of, a direct or indirect Beneficial Ownership during the month. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am or a Family Member is the Beneficial Owner of the Security(ies) listed below. The purchase or sale of shares of unaffiliated, open-end funds, investment of dividends through a dividend reinvestment plan and the purchase or sale of securities which are issued by the Government of the United States, may be omitted.

                                                                                                          DATE
                                                                                          --------------------------------------
                      NAME OF                         NUMBER OF SHARES/     PRICE PER                                  OTHER
NAME OF SECURITY  BROKER/DEALER/BANK  ACCOUNT NUMBER      UNITS             SHARE/UNIT      PURCHASED      SOLD      (EXPLAIN)
----------------  ------------------  --------------  -----------------  ---------------  -------------  --------  -------------
________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

________________  __________________  ______________  _________________  _______________  _____________  ________  _____________

[ ] NONE (check if no reportable transactions)

Signature: _______________________________ Date: __________________________

Compliance Unit Review: __________________

EXHIBIT E

                       TIMESSQUARE CAPITAL MANAGEMENT, LLC
                  PERSONAL COVERED SECURITY HOLDINGS DISCLOSURE

                       LIST OF ALL COVERED SECURITIES HELD
                            AS AT ___________________

Employee Name: _________________________ Signature: ____________________________
                    (Please print)

Date: _______________________________

Broker-Dealer and Account                                        Number of shares or par value
     Number                   Description of Covered Security               held
-------------------------     -------------------------------    -----------------------------
_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

_________________________     _______________________________    _____________________________

EXHIBIT F

                       CERTIFICATION OF BROKERAGE ACCOUNTS

I hereby certify that the following is a complete list of the personal accounts* that I maintain with the broker-dealer named, said broker-dealer's address and the account number(s) with such broker-dealer. I also authorize Compliance to request a copy of trade confirmations and account statements from the broker-dealer for each account listed below.

   BROKER-DEALER        ADDRESS         ACCOUNT NUMBER(s)
------------------   -------------   ------------------------
__________________   _____________   ________________________

      I hereby certify that I have no Personal Accounts with any broker-dealer.

Date_________________________

Signature____________________________________

Name Printed_________________________________

* A Personal Account includes your own account, the account of a family member or any account in which you hold Beneficial Ownership (as defined in the CODE).

               PLEASE USE A SEPARATE SHEET FOR EACH BROKER-DEALER

EXHIBIT G

                       BROKER CONFIRMATION REQUEST LETTER

Date

Name
BD Name
BD Fax Number or Address

Re: Employee Name, Account Number (s)

I am an employee of TimesSquare Capital Management, LLC, a registered investment adviser. In compliance with the Firm's Code of Ethics, please send duplicate copies of confirmations of any securities transactions in the above referenced account and periodic account statements to the Firm at the following address:

                                     Chief Compliance Officer
                                     TimesSquare Capital Management, LLC
                                     25th Floor
                                     Four Times Square
                                     New York, New York 10036

Very truly yours,

TimesSquare Employee

Cc: TimesSquare Chief Compliance Officer

EXHIBIT H

                         AFFILIATED MANAGERS GROUP, INC.

                  POLICY REGARDING SPECIAL TRADING PROCEDURES(43)

POLICY STATEMENT ON INSIDER TRADING

      Affiliated Managers Group, Inc. (the "Company")(44) has adopted this Policy Regarding Special Trading Procedures (the "Policy") that applies to each director, officer and employee of the Company and each officer and employee of the Company's subsidiaries and affiliates (collectively, "Covered Persons"). This Policy and the Statement of Company Policy on Insider Trading (the "Statement"), which is attached to this Policy as Exhibit A and incorporated herein by reference, have been distributed or made available to all Covered Persons. Under this Policy, a Covered Person (which may under certain circumstances include a person who was formerly a Covered Person) is forbidden from:

            (i) trading in any securities of the Company (or in options to buy such securities or other derivative securities based on such securities) on the basis of material, non-public information;

            (ii) having others trade in such securities for him or her while he or she is in possession of material, non-public information; and

            (iii) communicating (or "tipping") to others confidential or non-public information concerning the Company or other companies.

This Policy and the Statement contain a discussion of insider trading, and this Policy describes special trading restrictions applicable to you. You must read this Policy and the Statement, return a signed acknowledgement form to the person indicated above, retain a copy of the Policy and the Statement, and, upon request by the Company, re-acknowledge your understanding of and agreement to be bound by the Policy and the Statement.

----------
(43)  As approved by the Board of Directors of the Company on August 27, 2002.

(44) The term "Company" refers to Affiliated Managers Group, Inc. and its subsidiaries and affiliates, collectively or individually, as the context requires.

DISCUSSION:  WHAT IS "INSIDER TRADING?"

      Insider trading is, in addition to being a violation of this Policy, a violation of the federal securities laws. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities (whether or not one is an "insider" of the company that issued the securities) or the communication of material, non-public information to others who may trade on the basis of such information.

      While the law concerning insider trading is not static, it is generally understood that, with respect to the Company and its securities, insiders are prohibited from doing the following:

            (1) Trading in any of the Company's securities (including derivative securities based on the Company's securities) while in possession of material, non-public information concerning the Company. An example of this would be a sale of Company's securities at a time when a major acquisition was pending but not yet announced.

            (2) Having others trade on the insider's behalf while the insider is in possession of material, non-public information.

            (3) Communicating non-public information concerning the Company to others who may then trade in securities of the Company or pass on the information to others who may trade in such securities. Such conduct, also known as "tipping," results in liability for the insider of the Company who communicated such information (even if such insider does not actually trade himself) and for the person who received the information if he acts on such information or passes it on to others who may act on it.

      The elements of insider trading and the penalties for such unlawful conduct are discussed below.

      1. Who is an Insider?

      The concept of "insider" is broad and generally includes any person who possesses material, non-public information about the Company and who has a duty to the Company to keep this information confidential. In the case of the Company, "insiders" include the Covered Persons. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship to serve any such entity and as a result is given access to information in connection with such service. Persons who can become temporary insiders include, among others, the Company's attorneys, accountants, consultants, banks and the employees of such organizations. The Company also reserves the right to apply this Policy and its restrictions in trading to a person who leaves the Company (or an affiliate or subsidiary of the Company) for up to six months following such person's departure by giving notice to such person.

      2. What is Material Information?

      Trading while in the possession of inside information is not a basis for liability unless the information is "material." Generally, information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it is reasonably certain to have an effect on the price of an issuer's securities.

      Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to:

      -     Dividend or earnings results or expectations

      -     Financial forecasts

      -     Write-downs or write-offs of substantial assets

      - Significant additions to reserves for bad debts or contingent liabilities

      -     Expansion or curtailment of significant operations

      -     Major personnel changes

      - Proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out

      -     Major financing developments

      -     The gain or loss of important contracts

      - Criminal indictments or material civil litigation or government investigations

      -     Labor disputes including strikes or lockouts

      -     Substantial changes in accounting methods

      -     Debt service or liquidity problems

      -     Bankruptcy or insolvency

      -     Extraordinary management developments

      -     Public offerings or private sales of debt or equity securities

      -     Calls, redemptions or purchases of securities.

      "Inside" information could be material because of its expected effect on the price of the issuer's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuse of "inside" information includes not only restrictions on trading in the issuer's securities, but restrictions on trading in the securities of other companies affected by the inside information as well (e.g., in the event the issuer was in negotiations to acquire a public company).

      3. What is Non-public Information?

      In order for information to qualify as "inside" information, in addition to being "material," the information also must be "non-public." "Non-public" information is information that has not been made available to investors generally. This includes information received from sources or in circumstances indicating that the information has not been circulated generally.

      At such time as material, non-public information is released to the investing public, it loses its status as "inside" information. For "non-public" information to become public information, however, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market.

      To show that "material" information is public, it generally is necessary to point to some fact that establishes that the information has become generally available, such as disclosure by the filing of a definitive proxy statement, Form 10-Q, Form 10-K, Form 8-K or other report with the SEC or disclosure by release to a national business and financial wire service (e.g., Dow Jones or Reuters), a national news service or a national newspaper (e.g., The Wall Street Journal or The New York Times). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, may not constitute the requisite public disclosure.

      Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to an analyst or a favored group of analysts may retain its status as "non-public" information, the use of which is subject to insider trading laws. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

      It is the policy of the Company not to consider quarterly and annual earnings results to have been disclosed publicly until the third business day after a press release regarding such earnings (with the date of the earnings press release being counted as the first business day). Similarly, other material information will not be considered public until the third business day after public disclosure in the manner described previously.

      4. Penalties for Insider Trading.

      Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in such unlawful conduct and, potentially, for their employers. A person can be subject to some or all of the penalties below even if he does not benefit personally from the violation. Penalties include:

      -     jail sentences

      -     disgorgement of profits

      - civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (i.e., if the violation was one for tipping information), as well as criminal fines of up to $1,000,000

      - fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

      In addition, any violation of this Policy can be expected to result in serious sanctions by the Company, which may include dismissal of the person involved.

SPECIAL TRADING PROCEDURES

      The following Special Trading Procedures are applicable to you because you are a director, officer or employee of the Company (in each such case, a "Company Insider") or an officer or employee of a subsidiary or affiliate of the Company (in each such case, an "Affiliate Insider") who may, by virtue of your duties or work conditions, have access to material, non-public information concerning the Company.

      1. Trading Windows and Pre-Clearance

      There are times when the Company may be aware of a material, non-public development. Although you may not know the specifics of the development, if you engage in a trade before such development is disclosed to the public or resolved you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, a trade by you during such a development could result in adverse publicity and sanctions for both the Company and you.

      THEREFORE, YOU, YOUR SPOUSE AND MEMBERS OF YOUR IMMEDIATE FAMILY SHARING THE SAME HOUSEHOLD MAY PURCHASE OR SELL SECURITIES OF THE COMPANY ONLY DURING THE "TRADING WINDOWS" THAT OCCUR EACH QUARTER, AS SPECIFIED BELOW. IN ADDITION, IF YOU ARE A COMPANY INSIDER OR AN AFFILIATE INSIDER, YOU (OR YOUR SPOUSE OR MEMBER OF YOUR IMMEDIATE FAMILY

SHARING THE SAME HOUSEHOLD) MUST PRE-CLEAR YOUR INTENT TO TRADE WITHIN ANY "TRADING WINDOW" WITH THE COMPANY'S CLEARANCE OFFICER, JOHN KINGSTON, III (THE "CLEARANCE OFFICER").

      The trading windows are as follows:

      For Company Insiders:                  The four 45-calendar day periods
                                             that begin on the third business
                                             day after the Company's issuance
                                             of a press release regarding
                                             quarterly or annual earnings (an
                                             "Earnings Release") (with the
                                             date of the Earnings Release
                                             being counted as the first
                                             business day).

      For Affiliate Insiders:                The four periods that begin on
                                             the third business day after the
                                             Company's issuance of an
                                             Earnings Release (with the date
                                             of the Earnings Release being
                                             counted as the first business
                                             day) and end on the 14th
                                             calendar day prior to the final
                                             day of the quarter in which such
                                             Earnings Release was made
                                             public.

      In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

      If you intend to engage in a trade during a trading window, you must first receive permission from the Clearance Officer as set forth above.(3) The Clearance Officer may refuse to permit any transaction if he determines that such trade could give rise to a charge or appearance of insider trading. The Clearance Officer may consult with the Company's counsel before responding to your request.

----------
(3) If John Kingston, III will be absent from the office or unavailable for a significant period of time, Nathaniel Dalton will handle trading requests. In the event that each of Mr. Kingston and Mr. Dalton is absent or unavailable, Sean M. Healey will handle trading requests.

      After receiving permission to engage in a trade, you should complete your trade within 48 hours or make a new trading request. Authorization to trade the Company's securities during a "trading window" will not be granted if the Company has announced pending material developments. This would occur, for example, if the Company was in discussions concerning a major acquisition during the period following an earnings release. If the trading window ended before the transaction was announced and the "blackout" was lifted, trading would next be permitted following the next quarterly earnings release.

      The exercise of an option or warrant issued to you by the Company to purchase securities of the Company for cash is not subject to the Special Trading Procedures outlined above, but the securities so acquired may not be sold except during a trading window, after authorization from the Clearance Officer has been received, and after all other requirements of this Policy have been satisfied. The so-called "cashless exercise" of stock options through a broker is covered by the Special Trading Procedures and therefore requires pre-clearance.

      2. Post-Trade Reporting.

      You are required to report to John Kingston, III (the "Section 16 Officer") any transaction in any securities of the Company by you, your spouse or any immediate family member sharing your household immediately, and in any event not later than 5:00 p.m. on the day on which such transaction was effected. Each report you make to the Section 16 Officer should include the date of the transaction, quantity, price and broker-dealer through which the transaction was effected. This reporting requirement may be satisfied by sending (or having your broker send) duplicate confirmations of trades to the Section 16 Officer, provided that such information is received by the Section 16 Officer by 5:00 p.m. on the day on which such transaction was effected.

      The foregoing reporting requirement is designed to help monitor compliance with the Special Trading Procedures set forth herein and to enable the Company to help those persons who are subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, to comply with these reporting obligations. Each director and executive officer, however, and not the Company, is personally responsible for ensuring that his or her transactions do not give rise to "short swing" liability under Section 16 and for ensuring that timely reports of his or her transactions in Company securities are filed with the Securities and Exchange Commission, as required by Section 16.

      3. Prohibition on Short Sales and Purchases, Puts, Calls and Options

      Neither you, your spouse nor any immediate family member sharing your household may sell any securities of the Company that are not owned by such person at the time of the sale (a "short sale"). Also, no such person may buy or sell puts, calls or options in respect of any of the Company's securities at any time.

      4. Compliance with the Company's Statement of Company Policy on Insider Trading

      EVEN IF YOU HAVE RECEIVED PRE-CLEARANCE AND A TRADING WINDOW IS CURRENTLY OPEN, NEITHER YOU, YOUR SPOUSE NOR ANY MEMBER OF YOUR IMMEDIATE FAMILY SHARING YOUR HOUSEHOLD MAY TRADE IN ANY SECURITIES (INCLUDING OPTIONS AND OTHER DERIVATIVE SECURITIES) OF THE COMPANY IF YOU OR SUCH OTHER PERSON IS IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION ABOUT THE COMPANY.

REPORTING OF VIOLATIONS

      If you know or have reason to believe that the Statement, this Policy or the Special Trading Procedures described above have been or are about to be violated, you should bring the actual or potential violation to the attention of the Clearance Officer immediately.

MODIFICATIONS; WAIVERS

      The Company reserves the right to amend or modify the Statement and this Policy, and the procedures set forth herein, at any time. Waiver of any provision of this Policy in a specific instance may be authorized in writing by the Clearance Officer (or his designee), and any such waiver shall be reported to the Board of Directors of the Company at its next regularly scheduled meeting.

QUESTIONS

      If you have any questions regarding the Statement, this Policy or the Special Trading Procedures described above, you are encouraged to contact the Clearance Officer, who may refer the question to the Company's counsel before responding.

Updated August 27, 2002

                                                                       EXHIBIT A

                         AFFILIATED MANAGERS GROUP, INC.

                           STATEMENT OF COMPANY POLICY

                                       ON

                                 INSIDER TRADING

                                  Introduction

      It is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, non-public information. It is also illegal to communicate (or "tip") material, non-public information to others who may trade in securities on the basis of that information. These illegal activities are commonly referred to as "insider trading."

      Penalties for insider trading violations include imprisonment for up to 10 years, civil fines of up to three times the profit gained or loss avoided by the trading, and criminal fines of up to $1 million. There also may be liability to those damaged by the trading. A company whose employee violates the insider trading prohibitions may be liable for a civil fine of up to the greater of $1 million or three times the profit gained or loss avoided as a result of the employee's insider trading violation.

      This Statement of Company Policy on Insider Trading (the "Statement") sets forth the policy against insider trading of Affiliated Managers Group, Inc. (the "Company"). ALL DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY AND ALL OFFICERS AND EMPLOYEES OF THE COMPANY'S SUBSIDIARIES AND AFFILIATES (COLLECTIVELY, THE "COVERED PERSONS") MUST COMPLY WITH THIS POLICY.

      The purpose of this Statement is to address the Company's need for an insider trading policy under the securities laws, including the Insider Trading and Securities Fraud Enforcement Act of 1988, as well as to avoid any situation that could damage the Company's reputation for integrity and ethical conduct.

      Covered Persons are encouraged to ask questions and seek any follow-up information that they may require with respect to the matters set forth in this Statement. Please direct all questions to John Kingston, III at 617-747-3311.

                                General Statement

      THE COMPANY'S POLICY, APPLICABLE TO ALL COVERED PERSONS, PROHIBITS TRADING, AND TIPPING OTHERS WHO MAY TRADE, WHEN YOU KNOW MATERIAL, NON-PUBLIC INFORMATION.

      What information is material? All information that a reasonable investor would consider important in deciding whether to buy, sell, or hold securities is considered material. Information that is likely to affect the price of a company's securities is almost always material. Examples of some types of material information are:

      -     financial results for the quarter or the year

      -     financial forecasts

      -     changes in dividends

      - possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies

      -     the gain or loss of important contracts

      -     important developments

      -     major financing developments

      -     major personnel changes

      -     major litigation developments

      What is non-public information? Information is considered to be non-public unless it has been effectively disclosed to the public. Examples of public disclosure include public filings with the Securities and Exchange Commission, company press releases, and, in some cases, meetings with members of the press and the investment community, stockholders and the public. For information to be considered public, it must not only be disclosed publicly, but there also must be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

      What transactions are prohibited? When you know material, non-public information about any company, you, your spouse and members of your immediate family living in your household generally are prohibited from three activities:

      - trading in that company's securities (including trading in options, puts and calls for that company's securities or other derivative securities based on that company's securities)

      -     having others trade for you in that company's securities

      -     disclosing the information to anyone else who then might trade.

      Neither you, nor anyone acting on your behalf, nor anyone who learns the information directly or indirectly from you (including your spouse and family members), can trade. This prohibition continues whenever and for as long as you know material, non-public information. The Company reserves the right to preclude securities transfers by any of its employees in its discretion, including under circumstances where the proposed transferee may be in possession of material, non-public information.

      Although it is most likely that any material, non-public information you might learn would be about the Company or its affiliates or subsidiaries, these prohibitions apply to trading in the securities of any company about which you have material, non-public information which you obtained in the course of your employment with the Company.

                             Unauthorized Disclosure

      As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment. Therefore, you should not discuss material, non-public information about the Company or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular duties.

      Also, it is important that only specifically designated representatives of the Company discuss the Company and its affiliates and subsidiaries with the news media, securities analysts and investors. Inquiries of this type received by any employee should be referred to John Kingston, III at 617-747-3311.

                            Confidential Information

      The Company also has strict policies relating to safeguarding the confidentiality of its internal, proprietary information. These include procedures regarding identifying, marking and safeguarding confidential information and employee confidentiality agreements. You are required to comply with these policies at all times.

                       Trading Restrictions and Reporting

      Covered Persons are subject to the Company's "Policy Regarding Special Trading Procedures" (the "Policy"), which in general restricts the periods in which Covered Persons (and, in some cases, persons who were formerly Covered Persons) may trade in the Company's securities, requires Covered Persons to receive pre-clearance by an officer of the Company of any proposed trades, requires post-trade reporting by Covered Persons and imposes certain other restrictions. The Company reserves the right, at any time, to apply the Policy and the restrictions thereunder to additional persons who have or may have access to material, non-public information concerning the Company.

      YOUR FAILURE TO OBSERVE THE POLICIES AS DESCRIBED IN THIS STATEMENT COULD LEAD TO SIGNIFICANT LEGAL PROBLEMS, AND COULD HAVE OTHER SERIOUS CONSEQUENCES AS WELL, INCLUDING THE TERMINATION OF YOUR EMPLOYMENT.

Updated August 27, 2002

THIS DOCUMENT STATES A POLICY OF THE COMPANY AND IS NOT INTENDED TO BE REGARDED AS THE RENDERING OF LEGAL OR